Exhibit 5.1
[Letterhead of Ballard Spahr LLP]
November 7, 2011
UFood Restaurant Group, Inc.
255 Washington Street, Suite 100
Newtown, MA 02458
Re: UFood Restaurant Group, Inc.
Ladies and Gentlemen:
We have acted as counsel to UFood Restaurant Group, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 13,500,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company for the offering and sale by the Selling Security Holder named in the Registration Statement (the “Shares”).
In rendering this opinion, we have reviewed (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation of the Company, as amended, (iii) the Amended and Restated Bylaws of the Company, (iv) the Equity Purchase Agreement by and between the Company and the Selling Stockholder dated as of November 7, 2011 (the “Equity Purchase Agreement”), (v) the Registration Rights Agreement by and between the Company and the Selling Stockholder dated as of November 7, 2011, and (vi) and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
Based on the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the Equity Purchase Agreement, the Shares will be legally issued, fully paid and nonassessable.
This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. The foregoing opinion is limited to the laws of the State of Nevada, and we do not express any opinion herein concerning any other law.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters”.
Very truly yours,
/s/ Ballard Spahr LLP